CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Diversified Income Trust:

We consent to the use of our report dated November 5, 2001, incorporated in this Registration Statement by reference, to the Putnam Diversified Income Trust, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                                   /s/ KPMG LLP

Boston, Massachusetts
January 25, 2002


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 14 to the registration statement on Form N-1A (File No. 33-23623) ("Registration Statement") of our report dated November 12, 1999, relating to the financial statements and financial highlights appearing in the September 30, 1999 Annual Report of Putnam Diversified Income Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2002